Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TCR2 Therapeutics Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Cambridge, Massachusetts

February 1, 2019